                                   EXHIBIT 21

EXHIBIT 21

                         LIST OF OPERATING SUBSIDIARIES

NAME OF COMPANY                      STATE OF ORGANIZATION
---------------                      ---------------------
American Thermocraft Corporation     New Jersey

Denpac/Five Stars Incorporated       Connecticut

Jeneric/Pentron, Incorporated        Connecticut

Technical Education, Inc.*           South Dakota

Transidyne General Corporation       Delaware

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*Indirect wholly-owned subsidiary